UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90833-P46483-Z92093 ARCHER-DANIELS-MIDLAND COMPANY 2026 Annual Meeting Vote by May 6, 2026 11:59 PM ET. For shares held in a Plan, vote by May 4, 2026 11:59 PM ET. ARCHER-DANIELS-MIDLAND COMPANY ATTN: CORPORATE SECRETARY 4666 FARIES PARKWAY DECATUR, IL 62526 You invested in ARCHER-DANIELS-MIDLAND COMPANY and it’s time to vote! This is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 7, 2026. Get informed before you vote View the 2026 Proxy Statement and 2025 Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 7, 2026 8:00 a.m., Central Time Virtually at: www.virtualshareholdermeeting.com/ADM2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V90834-P46483-Z92093 THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available on the Internet or by mail. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1. Election of Directors: Nominees: 1a. M.S. Burke For 1b. T. Colbert For 1c. J.C. Collins, Jr. For 1d. T.K. Crews For 1e. E. de Brabander For 1f. S.F. Harrison For 1g. J.R. Luciano For 1h. D.R. McAtee II For 1i. M.C. McMurray For 1j. P.J. Moore For 1k. D.A. Sandler For 1l. L.Z. Schlitz For 1m. K.R. Westbrook For 2. Advisory Vote on Executive Compensation. For 3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2026. For 4. Approval of an Amendment to the 2020 Incentive Compensation Plan. For 5. Stockholder Proposal Regarding Issuance of a Report on Pesticide Use Data Reporting in Regenerative Agriculture Program Disclosures. Against In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.